UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (date of earliest event reported): March 11, 2007
Arkona, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-24372	33-0611746

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

10757 South River Front Parkway, Suite 400 South Jordan, Utah	84095

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code:
(801) 501-7100

N/A

(Former name, former address, and formal fiscal year, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01 Entry into a Material Definitive Agreement.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EX-10.1: AGREEMENT

Item 1.01 Entry into a Material Definitive Agreement.
     On June 20, 2006, Arkona, Inc. (the “Company”) entered into an Agreement (the “Agreement”) with MCL Group Limited (“MCL”) whereby the MCL would become the exclusive distributor of the Company to market, distribute, sub-license, support, and maintain the Company’s dealer management software (the “Software”) in the United Kingdom. Pursuant to the terms of the Agreement, Arkona has granted to MCL a license to access the Software for the purposes of developing distributor software for use in the United Kingdom. The Agreement provided an initial testing period wherein MCL and the Company would work together to bring the Software into compliance with United Kingdom specifications. The Agreement did not require any support and maintenance obligations or payments until MCL formally accepted of the Software as meeting required specifications. MCL formally notified Arkona that it accepted the Software on March 21, 2007 (the “Acceptance Date”).
     Following the Acceptance Date, the Company is obligated to provide maintenance services to MCL with respect to the most recent versions of the Software. The Agreement required MCL to pay to the Company a set fee both upon execution of the Agreement and within five business days of the Acceptance Date. MCL is also required to pay a quarterly revenue share fee based on the end user fees received by MCL. Additionally, the Company has granted to MCL a right of first refusal relating to distributing and sub-licensing the Software in certain other countries. The Agreement may be terminated by the Company beginning on the fourth anniversary of the Acceptance Date by giving at least twelve months notice. MCL may terminate the Agreement beginning on the second anniversary of the Acceptance Date by giving twelve months notice. Either party may also terminate the Agreement upon breach by the other party or upon the occurrence of certain other events specified in the Agreement.
Item 9.01. Financial Statements and Exhibits.
Exhibits.
     The following exhibits are attached to this Current Report on Form 8-K:
     Exhibit 10.1 Agreement between Arkona, Inc. and MCL Group Limited dated June 20, 2006.*

*	Portions of the Agreement have been omitted pursuant to Rule 24b-2, are filed separately with the SEC, and are subject to a confidential treatment request.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arkona, Inc.

Dated: April 27, 2007	By	/s/ Leland H. Boardman

Leland H. Boardman
Chief Financial Officer